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                                                                     Exhibit 4.7

                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "Agreement") is made and entered into 30/th/ day of October, 2001, among CP Limited Partnership, a Maryland limited partnership (the "Operating Partnership"), and the Initial Purchasers (as hereinafter defined).

                  This Agreement is made pursuant to the Purchase Agreement, dated October 23, 2001 (the "Purchase Agreement"), among the Operating Partnership and the Initial Purchasers, which provides for the sale by the Operating Partnership to the Initial Purchasers of an aggregate of $150,000,000 million principal amount of the Operating Partnership's 7.125% Senior Notes due 2011 (the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Operating Partnership has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated under the Purchase Agreement.

                  In consideration of the foregoing, the parties hereto agree as follows:

                  1. Definitions. As used in this Agreement, the following
                     -----------
capitalized defined terms shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended
                   --------
         from time to time.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as
                   --------
         amended from time to time.

                  "Affiliate" shall mean, with respect to any specified Person,
                   ---------
         any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Business Day" shall mean any day, other than a Saturday or
                   ------------
         Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to be closed in The City of New York.

                  "Closing Date" shall mean the Closing Time as defined in the
                   ------------
         Purchase Agreement.

                  "Depositary" shall mean The Depository Trust Company, or any
                   ----------
         other depositary appointed by the Operating Partnership; provided,
                                                                  --------
         however, that such depositary must have an address in the Borough of
         -------
         Manhattan, in The City of New York.

                  "Exchange Offer" shall mean the exchange offer by the
                   --------------
         Operating Partnership of Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.


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                  "Exchange Offer Registration" shall mean a registration under
                   ---------------------------
         the 1933 Act effected pursuant to Section 2.1 hereof.

                  "Exchange Offer Registration Statement" shall mean an exchange
                   -------------------------------------
         offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

                  "Exchange Period" shall have the meaning set forth in Section
                   ---------------
         2.1 hereof.

                  "Exchange Securities" shall mean the 7.125% Senior Notes due
                   -------------------
         2011 issued by the Operating Partnership under the Indenture containing terms identical to the Securities in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

                  "Holder" shall mean an Initial Purchaser, for so long as it
                   ------
         owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

                  "Indenture" shall mean that certain indenture, dated December
                   ---------
         19, 1997, between the Operating Partnership and Bank One Trust Company, N.A. (successor in interest to The First National Bank of Chicago), as trustee, as supplemented by a supplemental indenture, dated as of October 30, 2001, pursuant to which the Securities are to be issued, as the same may be further amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

                  "Initial Purchasers" shall mean Banc One Capital Markets,
                   ------------------
         Inc., Credit Suisse First Boston Corporation, UBS Warburg LLC, A.G. Edwards & Sons, Inc. and each other initial purchaser as set forth in the Purchase Agreement.

                  "Majority Holders" shall mean the Holders of a majority of the
                   ----------------
         aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Securities; provided, that whenever the consent or approval
                                 --------
         of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Operating Partnership or any Affiliate of the Operating Partnership shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

                  "Offering Memorandum" shall mean any offering memorandum
                   -------------------
         (whether the preliminary offering memorandum or the final offering memorandum, or any amendments or supplements to either such document) that has been prepared and delivered by the Operating Partnership to the Initial Purchaser in connection with the offering of the Securities.

                  "Operating Partnership" shall have the meaning set forth in
                   ---------------------
         the preamble and shall also include the Operating Partnership's successors.

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                  "Participating Broker-Dealer" shall mean Banc One Capital
                   ---------------------------
         Markets, Inc., Credit Suisse First Boston Corporation, UBS Warburg LLC, A.G. Edwards & Sons, Inc. and any other broker-dealer which makes a market in the Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

                  "Person" shall mean an individual, partnership (general or
                   ------
         limited), corporation, limited liability company, trust or incorporated organization, or a government or agency or political subdivision thereof.

                  "Prospectus" shall mean the prospectus included in a
                   ----------
         Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the
                   ------------------
         preamble.

                  "Registrable Securities" shall mean the Securities; provided,
                   ----------------------                             --------
         however, that such Securities shall cease to be Registrable Securities
         -------
         when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement,
         (ii) such Securities can be sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of Securities purchased from the Operating Partnership and continued to be held by an Initial Purchaser as a result of being an unsold allotment from the initial sale of the Securities as contemplated by the Offering Memorandum).

                  "Registration Default" shall have the meaning set forth in
                   --------------------
         Section 2.5 hereof.

                  "Registration Expenses" shall mean any and all expenses
                   ---------------------
         incident to performance of or compliance by the Operating Partnership with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with "blue sky" qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable

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         Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Operating Partnership and of the independent public accountants of the Operating Partnership, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee (including its counsel), and any escrow agent or custodian, (viii) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers in connection therewith, and (ix) any reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Operating Partnership in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder. It is understood that in no event shall the Operating Partnership be liable for the fees and expenses of more than one counsel (in addition to any local counsel) in connection with registration pursuant to either Section 2.1 or 2.2.

                  "Registration Statement" shall mean any registration statement
                   ----------------------
         of the Operating Partnership filed with the SEC pursuant to the 1933 Act which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SEC" shall mean the Securities and Exchange Commission or any
                   ---
         successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

                  "Securities" shall have the meaning set forth in the preamble.
                   ----------

                  "Shelf Registration" shall mean a registration effected
                   ------------------
         pursuant to Section 2.2 hereof.

                  "Shelf Registration Statement" shall mean a "shelf"
                   ----------------------------
         registration statement of the Operating Partnership pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Trustee" shall mean the trustee with respect to the
                   -------
         Securities under the Indenture.

                  2.       Registration Under the 1933 Act.
                           -------------------------------

                  2.1.     Exchange Offer. The Operating Partnership shall (A)
                           --------------
prepare and, as soon as practicable but not later than 90 calendar days following the Closing Date, file with the SEC an Exchange Offer Registration Statement under the 1933 Act with respect to a proposed

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Exchange Offer and the issuance and delivery to the Holders, in exchange for
Registrable Securities, a like principal amount of Exchange Securities, (B) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act not later than 150 calendar days following the Closing Date, (C) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use its reasonable best efforts to cause the Exchange Offer to be consummated within 180 calendar days following the Closing Date. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Operating Partnership shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Operating Partnership within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Operating Partnership for its own account, (c) acquired the Exchange Securities in the ordinary course of such Holder's business or (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          In connection with the Exchange Offer, the Operating Partnership shall:

          (a) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement together with an appropriate letter of transmittal and related documents;

          (b) keep the Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

          (c) utilize the services of the Depositary for the Exchange Offer;

          (d) permit Holders to withdraw tendered Registrable Securities at any time prior to 5:00 p.m. (Eastern Time) on the last Business Day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder's election to have such Registrable Securities exchanged;

          (e) notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

          (f) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

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     As soon as practicable after the close of the Exchange Offer, the Operating
Partnership shall:

          (i) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

          (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

     The Operating Partnership shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Participating Broker-Dealers subject to the prospectus delivery requirements of the 1933 Act for such period of time as such Participating Broker-Dealers must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) such period shall be the lesser
                     --------  -------
of 90 days after the consummation of the Exchange Offer and the date on which all Participating Broker-Dealers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(l) below) and (ii) the Operating Partnership shall make such Prospectus, and any amendment or supplement thereto, available to any such Participating Broker-Dealer for use in connection with any resale of any Exchange Securities for a period of the lesser of 90 days after the consummation of the Exchange Offer and the date on which all Participating Broker-Dealers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(l) below).

     Interest on the Exchange Securities will accrue from the most recent interest payment date with respect to which interest has been paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the Closing Date. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate any applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Operating Partnership's judgment, would reasonably be expected to impair the ability of the Operating Partnership to proceed with the Exchange Offer. The Operating Partnership shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

          If the Operating Partnership effects the Exchange Offer, it will be entitled to close such offer at the close of business 30 calendar days after commencement thereof, provided that it has accepted all Registrable Securities theretofore validly tendered in accordance with the terms of the Exchange Offer. Registrable Securities not tendered in the Exchange Offer shall bear interest at the rate specified in the Offering Memorandum and be subject to all of the terms and conditions specified in the Indenture with respect to the Securities and to the transfer restrictions described therein; provided, however, that from and
                                             --------  -------
after the closing of the Exchange Offer, Holders of such Registrable Securities shall not be entitled to the benefit of, or to retain or exercise, any of the rights under this Agreement relating to such Registrable Securities (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein).

          2.2. Shelf Registration. (i) If, because of any changes in law, SEC
               ------------------
rules or regulations or applicable interpretations thereof by the staff of the SEC, the Operating Partnership is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason (A) the Exchange Offer Registration Statement is not declared effective within 150 calendar days following the Closing Date or (B) the Exchange Offer is not consummated within 180 calendar days after the Closing Date, (iii) upon the written request of any of the Initial Purchasers with respect to any Registrable Securities which such Initial Purchaser acquired directly from the Operating Partnership and continues to hold as a result of being an unsold allotment from the initial sale of the Securities as contemplated by the Offering Memorandum or
(iv) upon the written request of any Holder that either (A) is not permitted pursuant to applicable law, SEC rules and regulations or applicable interpretations thereof by the staff of the SEC to participate in the Exchange Offer or (B) participates in the Exchange Offer and does not receive fully tradable Exchange Securities pursuant to the Exchange Offer (other than due solely to the status of such Holder as an Affiliate of the Operating Partnership within the meaning of the 1933 Act or as a broker-dealer), then in case of each of clauses (i) through (iv) the Operating Partnership shall, at its cost:

          (a) As promptly as practicable, file with the SEC, and thereafter shall use its reasonable best efforts to cause to be declared effective as promptly as practicable but no later than 180 calendar days after the Closing Date, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the method of distribution selected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

          (b) Use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period ending on the earliest of
     (i) two years from the date the Registrable Securities were originally issued by the Operating Partnership, (ii) the date on which the Registrable Securities become eligible for resale without volume limitations pursuant to Rule 144 under the 1933 Act, or (iii) for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities.

          (c) Notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          The Operating Partnership further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly as reasonably practicable after its being used or filed with the SEC.

          2.3. Expenses. The Operating Partnership shall pay all Registration
               --------
Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

          2.4. Effectiveness. (a) The Operating Partnership will be deemed not
               -------------
to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Operating Partnership voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

          (b) An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the
     --------  -------
offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

          2.5. Interest. In the event that (i) the Exchange Offer Registration
               --------
Statement is not filed with the SEC on or prior to the 90/th/ calendar day following the Closing Date, (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 150/th/
calendar day following the Closing Date, (iii) the Exchange Offer is not consummated or, if applicable, a Shelf Registration Statement is not declared effective, in either case, on or prior to the 180/th/ calendar day following the Closing Date or (iv) either (A) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective (at any time that the Operating Partnership shall be obligated to maintain the effectiveness thereof pursuant to this Agreement) without being succeeded within 30 days by an additional registration statement or amendment, which, in either case, causes an effective Shelf Registration Statement to exist (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the interest rate borne by the Registrable Securities shall be increased by one-quarter of one percent (0.25%) per annum immediately upon the occurrence of each Registration Default, which rate will increase by one-quarter of one percent (0.25%) per annum at the beginning of each 90-day period (or portion thereof) that such additional interest continues to accrue under any such circumstance; provided, that the
                                                          --------
aggregate amount of such increases in the interest rate on the Registrable Securities shall not exceed one-half of one percent (0.50%) per annum until each Registration Default has been cured; provided, further, that if the Exchange
                                     --------  -------
Offer Registration Statement is not declared effective on or prior to the 150/th/ day following the Closing Date and the Operating Partnership shall request holders of the Registrable Securities to provide the information called for by this Agreement for inclusion in the Shelf Registration Statement, then Registrable Securities owned by Holders who do not deliver such information to the Operating Partnership or who do not provide comments on the Shelf Registration Statement when required pursuant to this Agreement will not be entitled to any such increase in the interest rate for any day after the 180/th/ day following the Closing Date. Upon (v) the filing of the Exchange Offer Registration Statement after the 90-day period described in clause (i) above,
(w) the effectiveness of the Exchange Offer Registration Statement after the 150-day period described in clause (ii) above, (x) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 180-day period described in clause (iii) above, (y) the cure of any Registration Default described in clause (iv) above, or (z) the date on which all Registrable Securities are saleable pursuant to Rule 144(k) under the 1933 Act (or any successor provision), the interest rate borne by the Registrable Securities from the date of such filing, effectiveness, consummation or cure, as the case may be, will be reduced to the original interest rate if the Operating Partnership is otherwise in compliance with this paragraph; provided, however, that if, after any such reduction in interest rate, a
--------  -------
different event specified in clause (i), (ii), (iii) or (iv) above occurs, the interest rate will again be increased pursuant to the foregoing provisions; provided, further, with respect to any Registrable Securities included in any
--------  -------
Shelf Registration Statement, that the interest rate borne by such Registrable Securities from the date of effectiveness of the related Shelf Registration Statement will be the interest rate set forth on the cover page of the Offering Memorandum and from and after the effective date so long as such Shelf Registration Statement remains in full force and effect, no Registration Default shall exist with respect to such Registrable Securities.

     If the Operating Partnership issues a notice that any Shelf Registration Statement is unusable pending the announcement of a material corporate transaction or otherwise pursuant to Section 3(l) of this Agreement, or such a notice is required under applicable securities laws to be issued by the Operating Partnership, and the aggregate number of days in any consecutive twelve-month period for which all such notices are issued or required to be issued exceeds 30

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

days in the aggregate in any 90-day period or 60 days in the aggregate in any 365-day period, then the interest rate borne by the Registrable Securities will be increased by one-quarter of one percent (0.25%) per annum following the date that such Shelf Registration Statement ceases to be usable beyond the 30-day or 60-day period, as applicable, permitted above until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective or is useable,
(ii) the date on which all Registrable Securities are saleable pursuant to Rule 144(k) under the 1933 Act (or any successor provision) or (iii) the date as of which all the Registrable Securities have been sold pursuant to the Shelf Registration Statement. Upon the Operating Partnership declaring that such Shelf Registration Statement is usable after the interest rate has been increased pursuant to the preceding sentence, the interest rate borne by the Registrable Securities will be reduced to the original interest rate if the Operating Partnership is otherwise in compliance with Section 2.5 of this Agreement; provided, however, that if, after any such reduction in interest rate, any Shelf
--------  -------
Registration Statement again ceases to be usable beyond the period permitted above, the interest rate will again be increased and thereafter reduced pursuant to the foregoing provisions.

          Notwithstanding the foregoing, in no event shall the interest rate borne by the Registrable Securities be increased pursuant to this Section 2.5 by an amount which exceeds an aggregate of one-half of one percent (0.50%) per annum above the otherwise applicable per annum interest rate.

          2.6. Specific Enforcement. Without limiting the remedies available
               --------------------
to the Initial Purchasers and the Holders, the Operating Partnership acknowledges that any failure by the Operating Partnership to comply with its respective obligations under Sections 2.1 and 2.2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Operating Partnership's obligations under Sections 2.1 and 2.2 hereof.

          3.   Registration Procedures. In connection with the obligations
               -----------------------
of the Operating Partnership with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Operating Partnership shall:

          (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Operating Partnership, (ii) shall in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof,
     (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act, and (v) shall use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each

     Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act and comply with the provisions of the 1933 Act applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method of distribution selected by the Majority Holders participating therein;

          (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advise such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules (it being understood, however, that any such Holder may not request any document or financial statement or schedule not required, under the applicable rules and regulations promulgated by the SEC, to be filed with the SEC by the Operating Partnership), and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (d) in the case of a Shelf Registration, use its best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided,
                                                                       --------
     however, that the Operating Partnership shall not be required to (i)
     -------
     qualify as a foreign limited partnership or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

          (e) notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Operating Partnership that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below, and, if requested in writing by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-

-
     effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Operating Partnership contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of the receipt by the Operating Partnership of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (f) (A) in the case of the Exchange Offer (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall include all information that the Initial Purchasers may reasonably request, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchasers and their counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a Prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Operating Partnership the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary Prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

                     "if the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer;" and

               (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

          (B) in the case of any Exchange Offer, the Operating Partnership agrees to deliver to the Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement (i) an opinion of counsel or opinions of counsel substantially in the form attached hereto as Exhibit A, (ii) an officers' certificate
                             ---------
          substantially in the form customarily delivered in a public offering of debt securities and (iii) a comfort letter or comfort letters in customary form if permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts ("SAS 72"), or if such a comfort letter is not permitted by SAS 72, an agreed upon procedures letter in customary form at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Securities to the Initial Purchasers;

          (g) The Operating Partnership may require each seller of Registrable Securities as to which any registration is being effected to (i) agree in writing to be bound by all of the provisions of this Agreement applicable to such seller and (ii) furnish to the Operating Partnership, in writing, within 15 days after receipt of a request therefor, with such information as the Operating Partnership may, after conferring with counsel, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. The Operating Partnership shall have no obligation to register under the 1933 Act the Registrable Securities of any seller who fails to comply with the obligations set forth in (i) and (ii) above. Each seller agrees to furnish to the Operating Partnership all information with respect to such seller necessary to make the information previously furnished to the Operating Partnership by such seller not materially misleading.

          (h) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (i) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

          (j) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

          (k) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three Business Days prior to the closing of any sale of Registrable Securities;

          (l) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(iv) and 3(e)(v) hereof, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or will remain so qualified;

          (m) in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers on behalf of such Holders; and make representatives of the Operating Partnership as shall be reasonably requested by the Holders of Registrable Securities, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

          (n) obtain a CUSIP number of all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

          (o) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939 (the "TIA") in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (p) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

               (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substances and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

               (ii) obtain opinions of counsel to the Operating Partnership and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Majority Holders of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

               (iii) obtain "cold comfort" letters and updates thereof from the Operating Partnership's independent certified public accountants addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with SAS 72), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

               (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substances and scope customary for similar offerings;

               (v) if an underwriting agreement is entered into cause the same to set forth indemnification provisions and procedures substantially in the form customarily provided to such underwriters in similar types of transactions; and

               (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any.

          The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereof) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

               (q) in the case of a Shelf Registration, make reasonably available for inspection by representatives of the Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters at the offices where normally kept, during the Operating Partnership's normal business hours, all financial and other records, pertinent corporate documents and properties of the Operating Partnership reasonably requested by any such Persons and use its reasonable best efforts to cause the respective officers, directors, employees and any other agents of the Operating Partnership to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Operating Partnership available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; provided, however, that the foregoing inspection
                              --------  -------
          and information gathering shall be coordinated on behalf of such Holders and underwriters by one counsel and accountant designated by or on behalf of such underwriters and by no more than one additional counsel and accountant designated by or on behalf of such Holders. Any records, documents or information which the Operating Partnership determines, in good faith, to be confidential shall not be disclosed by such Holders, underwriters or representatives unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) such records, documents or information previously has been made generally available to the public; provided, however, that each selling Holder of such
                  --------  -------
          Registrable Securities and any other relevant party participating in such Registration Statement will be required to agree in writing with the Operating Partnership that any records, documents or other information obtained by it as a result of such inspections shall be deemed confidential, shall not be communicated to any third party (other than its agents and affiliates (who shall also be subject to the confidentiality requirements of this paragraph) on a "need to know" basis) and shall not be used by it as the basis for any market transactions in the securities of the Operating Partnership or its Affiliates unless and until such is made generally available to the public; provided, further, that each selling Holder of such
                  --------  -------
          Registrable Securities and any other relevant party participating in such Registration Statement will be required to further agree in writing with the Operating Partnership that such Person will, upon learning that disclosure of such documents, records or information deemed confidential by the Operating Partnership is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Operating Partnership and allow the Operating Partnership, at its expense, to undertake appropriate action to prevent disclosure of any such documents, records or other information deemed confidential;

          (r) (i) in the case of an Exchange Offer, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and make such changes in any such document prior to the filing thereof as the Initial Purchasers may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Securities shall reasonably object, and make the representatives of the Operating Partnership available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and

                    (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders or the Initial Purchasers on behalf of the Holders of Registrable Securities or any underwriter shall reasonably object; provided, however, that any request for comments to or objections to
          --------  -------
          the filing of any such document shall be coordinated on behalf of such Holders and underwriters by one counsel designated by or on behalf of such underwriters and by no more than one additional counsel designated by or on behalf of such Holders, and make the representatives of the Operating Partnership available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, or any underwriter.

          (s) in the case of a Shelf Registration, use its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Operating Partnership are then listed if requested in writing by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

          (t) in the case of a Shelf Registration, use its reasonable best efforts to cause the Registrable Securities to be rated by the appropriate rating agencies, if so requested in writing by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

          (u) otherwise to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

          (v) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

          (w) upon consummation of an Exchange Offer, obtain a customary opinion of counsel to the Operating Partnership addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer, and which includes an opinion that (i) the Operating Partnership has duly authorized, executed and delivered the Exchange Securities and the related indenture, and (ii) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its respective terms (with customary exceptions).

          In the case of a Shelf Registration Statement, the Operating Partnership may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Operating Partnership such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Operating Partnership may from time to time reasonably request in writing for use in connection with any Shelf Registration Statement or Prospectus included therein, including, without limitation, information specified in item 507 of Regulation S-K under the 1933 Act. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Operating Partnership all information required to be disclosed with respect to such Holder in order to make any information with respect to such Holder previously furnished to the Operating Partnership by such Holder not materially misleading.

          In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Operating Partnership of the happening of any event or the discovery of any facts, each of the kind described in
Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 3(k) hereof, and, if so directed by the Operating Partnership, such Holder will deliver to the Operating Partnership (at its expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

          If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be acceptable to the Operating Partnership. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     4.   Indemnification; Contribution. (a) The Operating Partnership agrees to
          -----------------------------
indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section
                                           --------
     4(d) below) any such settlement is effected with the written consent of the Operating Partnership; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party as provided herein), reasonably incurred in investigating, preparing to defend or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by the Initial Purchasers, any selling Holder or any Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

     (b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Operating Partnership, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Operating Partnership, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder
--------  -------
in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not
        --------  -------
(except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action of separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership on the one hand, the Holders on another hand, and the Initial Purchasers on another hand, from the offering of the Securities, the Exchange Securities and the Registrable Securities (taken together) included in such offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Operating Partnership on the one hand, the Holders on another hand and the Initial Purchasers on another hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Operating Partnership from the offering of the Securities, the Exchange Securities and the Registrable Securities (taken together) included in such offering shall in each case be deemed to include the proceeds received by the Operating Partnership in connection with the offering of the Securities pursuant to the Purchase Agreement. Any underwriting discount or commission or reimbursement of fees paid to the Initial Purchasers pursuant to the Purchase Agreement shall be deemed to be a benefit received by the Initial Purchasers in connection with the offering contemplated thereunder.

                  The relative fault of the Operating Partnership on the one hand, the Holders on another hand, and the Initial Purchasers on another hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership, the Holders or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Operating Partnership, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 4, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were offered exceeds the amount of any damages which such Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 4, each Person, if any, who controls an Initial Purchasers or Holder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchasers or Holder, and each director of the Operating Partnership, and each Person, if any, who controls the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership.

     5.   Miscellaneous.
          -------------

     5.1. Rule 144 and Rule 144A. For so long as the Operating Partnership is
          ----------------------
subject to the reporting requirements of Sections 13 or 15 of the 1934 Act, the Operating Partnership covenants that it will file the reports required to be filed by it under the 1933 Act and Sections 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Operating Partnership ceases to be so required to file such reports, the Operating Partnership covenants that it will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Operating Partnership will deliver to such Holder a written statement as to whether it has complied with such requirements.

     5.2. No Inconsistent Agreements. The Operating Partnership has not entered
          --------------------------
into and the Operating Partnership will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Operating Partnership's other issued and outstanding securities under any such agreements.

     5.3. Amendments and Waivers. The provisions of this Agreement, including
          ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Operating Partnership has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

     5.4. Notices. All notices and other communications provided for or
          -------
permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Operating Partnership by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Operating Partnership initially at the Operating Partnership's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person given the same to the Trustee under the Indenture, at the address specified in such Indenture.

     5.5. Successor and Assigns. This Agreement shall inure to the benefit of
          ---------------------
and be binding upon the successors, assigns and transferees of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to
                                --------
permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking any holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

     5.6. Third Party Beneficiaries. The Initial Purchasers (even if the Initial
          -------------------------
Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Operating Partnership, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Operating Partnership, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

     5.7. Counterparts. This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     5.8. Headings. The headings in this Agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

     5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     5.10. Severability. In the event that any one or more of the provisions
           ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     CP LIMITED PARTNERSHIP

                                     By:  Chateau Communities, Inc.
                                          (one of its general partners)


                                          By: /s/ Tamara D. Fischer
                                             ------------------------------
                                             Name:  Tamara D. Fischer
                                             Title: Executive Vice President
                                                    and Chief Financial Officer


                                     By:  ROC Communities, Inc.
                                          (its other general partner)


                                          By:/s/ Tamara D. Fischer
                                             ------------------------------
                                             Name:  Tamara D. Fischer
                                             Title: Executive Vice President
                                                    and Chief Financial Officer



Confirmed and accepted as of the date first above written:

BANC ONE CAPITAL MARKETS, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
UBS WARBURG LLC
A.G. EDWARDS & SONS, INC.

By:  Banc One Capital Markets, Inc.


By: /s/ Katerine Cokic
   -----------------------------------
            Authorized Signatory

                                                                       Exhibit A

                           Form of Opinion of Counsel

                  We are of the opinion that the Exchange Offer Registration Statement and the Prospectus (other than the financial statements, notes or schedules thereto and other financial data and supplemental schedules included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need express no opinion), comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act.

                  In addition, we have participated in the preparation of the Registration Statement and the Prospectus and in conferences with officers and other representatives of the Operating Partnership, representatives of the independent public accountants of the Operating Partnership and representatives of the Initial Purchasers, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and we have reviewed certain corporate records, documents and proceedings and, on the basis of the foregoing, nothing has come to our attention that leads us to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no belief with respect to the financial statements and schedules and other financial data included or incorporated by reference in or excluded from the Registration Statement or the Prospectus).

                  The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of a disclosure document are such, however, that we do not assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments or supplements thereto (including any of the documents incorporated by reference therein).